Exhibit 10.3

TRADEMARK LICENSE EXTENSION AGREEMENT

This Trademark License Extension Agreement dated as of July 14, 2011 is by and between Hallmark Licensing, Inc. (“Hallmark Licensing”) and Crown Media United States, LLC (“Crown US”),

WHEREAS, Crown US and Hallmark Licensing entered into that certain Movie Channel Trademark License Agreement between the parties dated as of January 1, 2004, as extended as of August 1, 2004, as of August 1, 2005, as of April 10, 2006, as of August 1, 2007, as of August 1, 2008, as of August 15, 2009 and as of June 29, 2010, and as modified by the Trademark License Waiver Agreement, dated March 3, 2010 (collectively, the “License Agreement”);

WHEREAS, pursuant to that certain Security Agreement, dated as of January 1, 2004 (the “Security Agreement”), Crown US granted to Hallmark Licensing a security interest in the Collateral (as defined therein) to secure Crown US’s performance under the License Agreement and compensation for breaches of the License Agreement; and

WHEREAS, Crown US has requested that Hallmark Licensing extend the term of the License Agreement to facilitate Crown US’s refinancing;

NOW, THEREFORE, Crown US and Hallmark Licensing hereby agree as follows:

1.                                       Subject to continuing accuracy of the representations and warranties of Crown US under the Security Agreement, and the lien on the Collateral constituting a perfected, first priority security interest in the Collateral, Hallmark Licensing hereby agrees to extend the term of the License Agreement for an additional period terminating the earlier of (i) July 14, 2019 and (ii) the later of (x) the expiration or termination of that certain Credit Agreement dated as of July 14, 2011, among Crown Media Holdings, Inc. as the Borrower, JPMorgan Chase Bank, N.A. as the Agent and various other parties thereto, and (y) the redemption of all of the Senior Notes issued pursuant to that certain Indenture dated July 14, 2011, subject to any earlier termination of the License Agreement pursuant to the terms of the License Agreement.

2.                                       All other terms and conditions of the License Agreement will remain unchanged and in full force and effect.

3.                                       Crown US hereby acknowledges that the Security Agreement is in full force and effect and confirms the grant of the security interest in the Collateral to Hallmark Licensing pursuant thereto.

4.                                       This Trademark License Extension Agreement shall be governed by Section 13 of the License Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Trademark License Extension Agreement as of the date set forth above.

HALLMARK LICENSING, INC.

By:	/s/ Deanne R. Stedem

Title: Vice President

CROWN MEDIA UNITED STATES, LLC

By:	/s/ C. Stanford

Title: EVP & General Counsel